UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 31, 2023 (January 25, 2023)
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OFG BANCORP
(Exact name of registrant as specified in its charter)
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Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Oriental Center, 15th Floor
254 Munoz Rivera Avenue
San Juan, Puerto Rico		00918
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common shares, par value $1.00 per share	OFG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 25, 2023, OFG Bancorp (the “Company”) amended Section 2 of Article II of its Bylaws to eliminate any age limitations in connection with serving as a director of the Company. As such, the amendment eliminated the limitations on electing, re-electing or nominating for election or re-election any director that has attained the age of seventy-one and requiring that a director’s term end at the next annual meeting of shareholders after having attained seventy-one years of age, which limitations were subject to certain exceptions that could be approved by the Board.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Document

3.2	Amended and restated Bylaws of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OFG BANCORP

Date: January 31, 2023	By:	/s/ Hugh González
Hugh González
General Counsel